                                 SCHEDULE 14A
                                (Rule 14a-101)

                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Peerless Systems Corporation
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1)  Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------
  2)  Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------
  4)  Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------
  5)  Total fee paid:

    ------------------------------------------------------------------------
  [_]Fee paid previously with preliminary materials.

  [_]Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1)  Amount previously paid: ________________________________________________

  2)  Form, Schedule or Registration Statement No.: __________________________

  3)  Filing Party: __________________________________________________________

  4)  Date Filed: ____________________________________________________________

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 2001

Dear Stockholder:

   You are invited to attend the Annual Meeting of Stockholders of Peerless Systems Corporation, a Delaware corporation (the "Company"), which will be held on June 20, 2001, at 2:00 PM Pacific Daylight Time at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California 90245 for the following purposes:

  1. To elect directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending January 31, 2002.

  3. To ratify the amendment of the Company's 1996 Equity Incentive Plan (as amended at the July 1999 annual meeting, which increased the aggregate number of shares of Common Stock by 750,000 shares) to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 250,000 shares.

  4. To approve the further amendment of the Company's 1996 Equity Incentive Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

  5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors of the Company has fixed the close of business on May 15, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. Accompanying this Notice and Proxy Statement is a copy of the Company's Annual Report on Form 10-K for fiscal year ended January 31, 2001 as filed with the Securities and Exchange Commission.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You can also vote your shares over the Internet or by telephone. Voting instructions for Internet and telephone voting are printed on the proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                          By Order of the Board of Directors

                                          /s/ Denis W. Retoske
                                          Denis W. Retoske
                                          Vice President, General Counsel and
                                           Secretary

El Segundo, California
May 23, 2001

                         PEERLESS SYSTEMS CORPORATION
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 2001

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Peerless Systems Corporation (the "Board of Directors"), a Delaware corporation (the "Company" or "Peerless"), for the Company's 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 20, 2001 at 2:00 PM Pacific Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 2381 Rosecrans Avenue, El Segundo, California 90245. Directions and a map to the Company's offices can be found at the Company's website, www.peerless.com. The Company intends to mail this proxy statement and the accompanying proxy card on or about May 23, 2001 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has retained MacKenzie Partners, Inc. to solicit proxies for a fee of $12,500 plus a reasonable amount to cover expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock (as defined below) for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, Internet or personal solicitation by the directors, officers or other regular employees. No additional compensation will be paid to the directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only stockholders of record as of the close of business on May 15, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 15, 2001, the Company had 14,920,788 shares of Common Stock, par value $0.001 per share ("Common Stock"), issued and outstanding. Each holder of record of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting. The Company's Bylaws (the "Bylaws") provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

   Stockholders also have the choice of voting over the Internet or using a toll-free telephone number. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record to see which options are available to you. The telephone voting facilities for stockholders of record will close at 9:00 AM Pacific Daylight Time on June 19, 2001 and the Internet voting facilities for stockholders of record will close at 10:00 AM Pacific Daylight Time on June 19, 2001. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

   Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) will each be counted as present for purposes of determining the presence of a quorum. In all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the proposals set forth herein. For such proposals, abstentions will be counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Broker non-votes have no effect on such proposals. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   There are five nominees for the five positions presently authorized for the Board of Directors in the Company's Certificate of Incorporation (the "Certificate of Incorporation"). Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director's death, resignation or removal.

   The names and certain information concerning the persons nominated to serve as directors by the Board of Directors at the Annual Meeting are set forth below. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons nominated has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the directors (including nominees) is relevant to your consideration of the slate proposed by the Board of Directors.

Director Nominees

   The names of the nominees and certain information about them as of April 30, 2001 are set forth below:

                         Principal Occupation/                   Director
        Name         Age Position Held With the Company           Since
        ----         --- ------------------------------          --------
 Adam W. Au.........  44 Director, Vice President and General
                         Manager of Netreon, Inc.                  2000

 Robert G. Barrett..  56 Director                                  1991

                         Director, Chief Executive Officer and
 Howard J. Nellor...  62 President                                 2000

 Robert L. North....  65 Director                                  1996

 Louis C. Cole......  57 Nominee for Director                       --

   Adam W. Au has served the Company as a director since April 2000 and has served as Vice President and General Manager of Netreon, Inc., a wholly owned subsidiary of the Company, since June 1999. Between 1994 and 1999, Mr. Au served as the Chief Executive Officer and Chairman of Auco, Inc., of which he was a founder. Auco, Inc. was acquired by Peerless in June 1999 and since such acquisition, Auco, Inc. has been renamed Peerless Systems Networking and later Netreon, Inc. Mr. Au has more than 18 years of experience in the networking software industry. Prior to founding Auco, Inc., he was Group Director of the Corporate Technology Office at Novell Inc. Mr. Au received a B.S.E.E. from the University of Hong Kong and an M.S.E.E. from the University of Wisconsin at Madison.

   Robert G. Barrett has served the Company as a director since March 1991. Mr. Barrett serves as a founder and General Partner of Veracity Capital Partners, a venture capital fund specializing in investment in technology companies. Prior to founding Veracity Capital Partners, he was a founder and a Managing Partner of Battery Ventures, Inc., a venture capital fund specializing in communication and software investment until his departure on April 30, 2000. Presently, Mr. Barrett serves as a director of Brooktrout Technology, Inc., Corillian Corporation, Vastera, Inc. and several privately-held high technology companies. Mr. Barrett received an A.B. in history and an M.B.A. from Harvard University.

   Howard J. Nellor has served the Company as a director since November 2000. He has been the Chief Executive Officer and President of the Company since November 2000. From April 2000 through October 2000, Mr. Nellor served as the Interim Chief Executive Officer and President. Mr. Nellor has 39 years of experience in the development of high technology products. He has held numerous management positions over the course of his career. Prior to joining Peerless, Mr. Nellor managed his own consulting company and during the 13 years of consulting, he worked with clients primarily to assist in the management of crisis and turnaround situations. These consulting assignments were in hi-tech fields and included software, robotics, hardware, systems engineering, CEO and VP management training and development, customer service, and general accounting. Mr. Nellor's assignments frequently required the stabilization of corporate performance in companies undergoing management changes. From 1997 to April 2000, Mr. Nellor was a Consultant to the Company, during which time he focused on business process re-engineering and software product development. Mr. Nellor's experience includes over 20 years with TRW, Inc., including communication satellite program management and many internal technical management positions. He holds a B.S. in Engineering from the University of Nebraska and an M.B.A. from Pepperdine University. He also has extensive education and training in organizational development.

   Robert L. North has served the Company as a director since July 1996. Mr. North was the Chief Executive Officer of HNC Software from 1987 until his retirement in January 2000. He currently serves as CEO of Entropia and as a director of Digital Insight, Keylime Software, Z-Market, Centor Software, ieWild, Neighborhood Bankcorp and WebCapital. For 21 years prior to that time, he was employed by TRW, Inc.'s Electronic Systems Group, most recently as Vice President and General Manager. Prior to that time, he was a member of the technical staff for the Satellite Central Office of Aerospace Corporation. Mr. North received a B.S. and an M.S. in electrical engineering from Stanford University.

   Louis C. Cole has agreed to serve as a director of the Company. From July 1989 to October 2000, Mr. Cole served as President, Chief Executive Officer and Chairman of the Board of Legato Systems, Inc., a worldwide leader in enterprise storage management software. During this seven-year period, he saw the Company through its initial public offering and was responsible for the growth of its annual revenue to $251.1 million. Prior to joining Legato, Mr. Cole was a founder of Combinet, Inc., a pioneer in the development of ISDN solutions that was acquired by Cisco Systems in 1995. Before founding Combinet, Mr. Cole served as Executive Vice President of Novell, Inc., with responsibility for all operations divisions. Prior to joining Novell, Inc., Mr. Cole was President of CXI, Inc., which was acquired by Novell in 1987. Before serving CXI, Mr. Cole spent five years with National Advanced Systems as Vice President of Corporate Services, and eight years at Fairchild Camera and Instrument in a variety of Information Services management positions. He currently serves on the Board of Directors for Tricord Systems, Inc. and Rogue Wave Software, Inc., both publicly-traded companies, as well as several privately-held companies. Mr. Cole holds a B.S. in Mathematics and Education from Edinboro University of Pennsylvania.

Composition of the Board of Directors

   All directors are elected by the holders of Common Stock. Members of the Board of Directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among the directors and officers.

   Although the Board of Directors has five authorized members, the Company currently has only four directors. Accordingly, there is currently one vacancy on the Board of Directors. Five persons are nominated to the Board of Directors, and if all five director nominees are elected at the Annual Meeting, there will be no vacancy on the Board of Directors.

Board Committees and Meetings

   During the fiscal year ended January 31, 2001, the Board of Directors held eleven meetings. The Board of Directors has an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). During the fiscal year ended January 31, 2001, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which each member served that were held during the period for which each member was a director or committee member, respectively.

   The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board of Directors the independent auditors to be retained; and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The two directors who are members of this committee are Messrs. Barrett and North, both of whom are "independent" as required by applicable Nasdaq listing standards and the Bylaws of the Company. The Audit Committee met four times during the fiscal year ended January 31, 2001. The Company's new director nominee, Mr. Cole, if elected, will serve on the Audit Committee as the third independent director. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. A more complete description of the Audit Committee's functions is set forth in the charter.

   The Compensation Committee makes recommendations concerning salaries, benefits and incentive compensation, administers the issuance of stock options and other awards to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed of the two non-employee directors: Messrs. Barrett and North. The Compensation Committee met four times during the fiscal year ended January 31, 2001.

Vote Required

   Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE ABOVE NOMINEES.

                                 PROPOSAL TWO

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected Ernst & Young LLP as the independent auditors for the fiscal year ending January 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has been engaged as the independent auditors since September 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Fees for the last fiscal year were as follows:

  .  Audit Fees: $298,775

  .  Other Audit Related Fees: $21,000

  .  Financial Information Systems Design and Implementation Fees: $0

  .  All Other Fees: $221,062

   On September 20, 1999, the Company dismissed PricewaterhouseCoopers LLP, the independent accounting firm that the Company previously engaged as the principal accounting firm to audit the financial statements. PricewaterhouseCoopers' report on the consolidated financial statements for the fiscal year ended January 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. On September 16, 1999, the Audit Committee of the Board of Directors approved the decision to discharge PricewaterhouseCoopers. During the fiscal year ended January 31, 1999 and for the period from February 1, 1999 through the date of dismissal, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

   On September 21, 1999, the Company engaged Ernst & Young LLP as the principal accountant to audit the consolidated financial statements. The Audit Committee approved this engagement on September 16, 1999. For the fiscal year ended January 31, 1999 and for the period from February 1, 1999 to September 20, 1999, the Company did not consult Ernst & Young LLP regarding either (i) the application of accounting principles to a specified transaction, either complete or proposed or (ii) the type of audit opinion that might be rendered on the registrant's consolidated financial statements.

   The Company previously provided PricewaterhouseCoopers with a copy of the above disclosures. PricewaterhouseCoopers furnished the Company with a letter addressed to the Securities and Exchange Commission (the "SEC") stating that PricewaterhouseCoopers agrees with the above disclosures. A copy of this letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on September 27, 1999.

   Stockholder ratification of the selection of Ernst & Young LLP as the independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

   An affirmative vote of the majority of shares present in person or by proxy and entitled to vote is required to approve the above proposal. Abstentions will be counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Broker non-votes have no effect on such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                PROPOSAL THREE

        RATIFICATION OF AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN TO
          INCREASE THE NUMBER OF AUTHORIZED SHARES BY 250,000 SHARES

   In July 1999, the stockholders approved an amendment to the 1996 Equity Incentive Plan (the "Incentive Plan") to enhance the flexibility of the Board of Directors and the Compensation Committee in granting stock options to the Company's employees. The amendment increased the number of shares authorized for issuance under the Incentive Plan by 1,000,000 shares (the "Share Increase").

   The Company was then sued in December 1999 by the State of Wisconsin Investment Board ("SWIB"), a holder of more than five percent of the Common Stock of the Company, in the Court of Chancery of the State of Delaware in New Castle County. The former Chief Executive Officer, who was a director of the Company, was also named as a defendant. The complaint alleged that Peerless wrongfully influenced the passage of Proposal 2 (Increase in the Number of Shares in the Stock Option Plan) at the July 1999 annual meeting of stockholders and provided misleading information to SWIB. The former CEO was alleged to have benefited wrongfully from these actions. Effective as of April 27, 2001, the Company and its former CEO entered into a Settlement Agreement to conclude the pending claims with SWIB (the "Settlement Agreement"). Pursuant to the Settlement Agreement and Mutual Release by and among the Company, its former CEO and SWIB entered into and effective as of April 27, 2001, SWIB withdrew its objection to 750,000 shares of the Share Increase and consented to the issuance of the 750,000 shares under the Incentive Plan. The Company agreed to seek stockholder ratification of the increase to the aggregate number of shares of Common Stock authorized for issuance under the Incentive Plan by the remaining 250,000 shares of the Share Increase. The Company is informed that SWIB will vote in favor of ratification.

   A summary description of the Incentive Plan is contained under Proposal Four below.

Vote Required

   An affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the above proposal. Abstentions will be counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Broker non-votes have no effect on such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES BY 250,000 SHARES.

                                 PROPOSAL FOUR

      APPROVAL OF AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN TO INCREASE
               THE NUMBER OF AUTHORIZED SHARES BY 500,000 SHARES

   The Board of Directors has approved an amendment to the Incentive Plan, subject to stockholder approval pursuant to this proxy statement, to enhance the flexibility of the Board of Directors and the Compensation Committee in granting stock options to the employees. Taking into account the 250,000 shares to be ratified in Proposal Three above, there are currently 3,466,666 shares of the Company's Common Stock authorized for issuance under the Incentive Plan. The amendment increases the number of shares authorized for issuance under the Incentive Plan by an additional 500,000 shares to an aggregate of 3,966,666 shares. The Board of Directors adopted this amendment to ensure that the Company can continue to grant stock options to all employees at levels determined appropriate by the Board of Directors and the Compensation Committee.

   On April 30, 2001, options (net of canceled or expired options) covering an aggregate of 2,118,617 shares of Common Stock had been granted under the Incentive Plan, and 899,785 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Incentive Plan. During the last fiscal year, the Company granted options to purchase 774,387 shares at exercise prices of $1.34 to $5.38 per share to executive officers. Options to purchase 389,708 shares at exercise prices of $0.63 to $6.47 per share were granted to all employees (excluding executive officers) as a group, and options to purchase 9,999 shares at an exercise price of $2.31 were granted to current directors Messrs. Barrett and North and former director Robert V. Adams, none of whom were officers. From August 25, 2000 through April 17, 2001, the Company did not grant any options pursuant to a Stipulation obtained by SWIB in the aforementioned lawsuit between the Company and SWIB, except for 47,000 options granted to two employees on December 18, 2000 on the basis that options were available because of cancellations and forfeitures without utilizing the disputed options authorized at the July 1999 stockholders annual meeting.

General

   The Incentive Plan provides for the grant of both incentive stock options to selected employees and nonstatutory stock options, restricted stock purchase awards and stock bonuses collectively, to selected employees, directors and consultants of the Company and its Affiliates as defined in the Incentive Plan. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

Purpose

   The Incentive Plan was adopted to provide a means by which selected employees, directors and consultants of the Company and its Affiliates could be given an opportunity to purchase Common Stock, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 153 employees, directors and consultants are eligible to participate in the Incentive Plan.

Administration

   The Board of Directors has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the types of awards to be granted, the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. The Board of Directors is authorized to delegate administration of the Incentive Plan to a committee composed of one or more persons and has delegated the administration of the

Incentive Plan to the Compensation Committee of the Board of Directors. In addition, the Incentive Plan provides that, in the Board of Directors' discretion, directors who grant awards to employees covered under
Section 162(m) of the Code generally will be "outside directors" as defined in
Section 162(m). See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

Eligibility

   Incentive stock options may be granted under the Incentive Plan to selected employees (including officers) of the Company and its Affiliates. In addition, selected key employees (including officers), directors and consultants are eligible to receive nonstatutory stock options and other awards under the Incentive Plan.

   No option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or its Affiliates, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its Affiliates) may not exceed $100,000.

   No person may be granted options under the Incentive Plan during any calendar year to purchase in excess of 253,333 shares of Common Stock. This limitation permits the Company under Section 162(m) of the Code to continue to be able to deduct as a business expense certain compensation attributable to the exercise of options granted under the Incentive Plan. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m).

Stock Subject to the Incentive Plan

   Subject to approval of Proposal Three above and this Proposal Four by the stockholders, an aggregate of 3,966,666 shares are reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such awards again becomes available for issuance under the Incentive Plan.

Terms of Options

   The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

   Exercise Price; Payment. The exercise price of incentive stock options under the Incentive Plan may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of the option grant, and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant and if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. However, pursuant to certain provisions of the Settlement Agreement with SWIB that have been incorporated into the Bylaws by action of the Board of Directors, the exercise price of any stock option granted by the Company shall be not less than 100% of the fair market value of the stock subject to the option on the date the option is granted without the approval of a majority of the voting power of all the shares of the voting stock that are present, by proxy or in person, and voting. This Bylaw may not be altered, amended, or repealed, and a new Bylaw may not be adopted that has the effect of altering, amending, or repealing this Bylaw, without the affirmative vote of a majority of the voting power of all the shares of the voting stock that are present, by proxy or in person, and voting.

   On April 30, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $1.04 per share.

   In the event of a decline in the value of the Company's Common Stock, the Compensation Committee has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option re-priced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 253,333 shares per calendar year limitation. However, pursuant to certain provisions of the Settlement Agreement with SWIB that have been incorporated into the Bylaws by action of the Board of Directors, the exercise price of outstanding stock options may not be lowered, and outstanding stock options may not be canceled and new stock options with a lower exercise price substituted therefore, also without the approval of a majority of the voting power of all the shares of the voting stock that are present, by proxy or in person, and voting. This Bylaw may not be altered, amended, or repealed, and a new Bylaw may not be adopted that has the effect of altering, amending, or repealing this Bylaw, without the affirmative vote of a majority of the voting power of all the shares of the voting stock that are present, by proxy or in person, and voting.

   The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Compensation Committee, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Compensation Committee.

   Option Exercise. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Compensation Committee. Shares covered by currently outstanding options under the Incentive Plan typically vest over five years at the rate of 20% per year after the grant date during the optionee's employment or services as a director or consultant. Recently, the Compensation Committee began granting options that vest over four years at the rate of 25% per year after the grant date during the optionee's employment or services as a director or consultant. Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Compensation Committee has the power to accelerate the time during which an option may be exercised. In addition, although seldom authorized by the Compensation Committee, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

   Term. The maximum term of options under the Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the Incentive Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or its Affiliates unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or its Affiliates, or within the number of months as designated in the option agreement, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

   If there is any change in the stock subject to the Incentive Plan or subject to any award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding awards.

Effect of Certain Corporate Events

   The Incentive Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume awards outstanding under the Incentive Plan or substitute similar awards for those outstanding under such Plan, or such outstanding awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue awards outstanding under the Incentive Plan, or to substitute similar awards, then the time during which such awards may be exercised will be accelerated and the awards terminated if not exercised during such time. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

   The Compensation Committee may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on July 24, 2006.

   The Compensation Committee may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy
Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 under the Exchange Act or satisfy the requirements of Section 422 of the Code. The Compensation Committee may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of "performance-based compensation" from the limitation on the deductibility of compensation paid to certain employees.

Restrictions on Transfer

   Under the Incentive Plan, an incentive stock option may not be transferred by the optionee other than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. The Compensation Committee may grant a nonstatutory stock option that is transferable and, in any case, an optionee may designate in writing a third party that may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Compensation Committee deems appropriate.

Federal Income Tax Information

   Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

   There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

   If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods
(a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

   Nonstatutory Stock Options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

   Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

   Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as "performance-based compensation," provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

Vote Required

   An affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve the above proposal. Abstentions will be counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against each such proposal. Broker non-votes have no effect on such proposals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1996 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES BY 500,000 SHARES.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of Common Stock as of April 30, 2001 by: (i) each nominee for director; (ii) each of the executive officers and individuals named in the Summary Compensation Table provided below; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding Common Stock.

                                                  Beneficial Ownership(1)
                                                  --------------------------
                                                   Number of     Percent of
Beneficial Owner                                    Shares         Total
----------------                                  ------------- ------------
State of Wisconsin Investment Board(2)...........     1,906,200       12.78%
  P.O. Box 7842
  Madison, WI 53707
Kenneth Luskin(3)................................     1,866,600       12.51%
  29229 Heathercliff Road, Suite 5
  Malibu, CA 90265
Adam W. Au(4)....................................       916,193        6.12%
Robert G. Barrett(5).............................       136,189           *
Louis C. Cole(6).................................         7,238           *
Howard J. Nellor(7)..............................       181,235        1.20%
Robert L. North(8)...............................        32,498           *
William R. Neil(9)...............................        14,117           *
Ronald J. Davis(10)..............................        38,126           *
Carl W. Schlack(11)..............................         8,603           *
All directors and executive officers as a group
 (11 persons)(12)................................     1,376,145        9.00%

--------
  * Represents beneficial ownership of less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,919,495 shares of Common Stock outstanding on April 30, 2001, adjusted as required by rules promulgated by the SEC.

 (2) This number is based solely upon the Company's review of a Schedule 13G/A filed with the SEC on February 9, 2001.

 (3) This number is based solely upon the Company's review of a Schedule 13D/A filed with the SEC on January 25, 2001. Mr. Luskin is the control person of Intrinsic Value Asset Management, Inc. ("IVAM"). As of December 31, 2000, Mr. Luskin personally owned 207,100 shares, representing 1.4% of the outstanding shares while IVAM owned 1,659,500 shares, representing 11.1% of the outstanding shares.

 (4) Includes 60,469 shares issuable pursuant to options exercisable by Mr. Au within 60 days of April 30, 2001, 1,250 shares issuable pursuant to options exercisable by Catherine Shum, Mr. Au's spouse, within 60 days of April 30, 2001 and 5,951 shares of Common Stock of the Company held by Ms. Shum.

 (5) Includes 32,498 shares issuable pursuant to options exercisable within 60 days of April 30, 2001.

 (6) These shares are issuable pursuant to options exercisable within 60 days of April 30, 2001.

 (7) Includes 153,000 shares issuable pursuant to options exercisable within 60 days of April 30, 2001.

 (8) These shares are issuable pursuant to options exercisable within 60 days of April 30, 2001.

 (9) Includes 9,906 shares issuable pursuant to options exercisable within 60 days of April 30, 2001.

(10) These shares are issuable pursuant to options exercisable within 60 days of April 30, 2001.

(11) These shares are issuable pursuant to options exercisable within 60 days of April 30, 2001.

(12) Includes 374,320 shares issuable pursuant to options exercisable within 60 days of April 30, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and ten percent stockholders. The Company believes that during the fiscal year ended January 31, 2001, all of the other executive officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements, with the following exceptions: (i) Mr. Barrett filed a late Form 5 in March 2001 with respect to three prior transactions; (ii) Mr. North filed a late Form 5 in March 2001 with respect to three prior transactions; (iii) Mr. Au filed an amended Form 3 in March 2001 with respect to five prior transactions which he further amended in May 2001 and filed a late Form 5 in March 2001 with respect to one prior transaction; (iv) Mr. Nellor filed an amended Form 3 with respect to one prior transaction; (v) Mr. Neil filed a late Form 3 in March 2001; and (vi) Mr. Retoske filed a late Form 3 in March 2001 which he amended in April 2001.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The following table sets forth information with respect to the Company's executive officers as of April 30, 2001.

        Name        Age Position
        ----        --- --------
 Howard J. Nellor..  62 Director, Chief Executive Officer and President
 Adam W. Au........  44 Director of the Company, Vice President and General
                        Manager of Netreon, Inc.
 William R. Neil...  50 Vice President, Finance and Chief Financial Officer
 Denis W. Retoske..  61 Vice President, General Counsel and Secretary
 Ronald J. Davis...  53 Vice President, Sales
 Carl W. Schlack...  54 Vice President, Corporate Development
 Eric Random.......  52 Vice President, Special Projects
 Alan D. Curtis....  41 Vice President, Technology and Architecture

   Messrs. Nellor and Au are being considered for re-election to the position of director of the Company. See "Director Nominee" section for a discussion of their business experience.

   William R. Neil has served as Chief Financial Officer and Vice President of Finance of Peerless since August 2000. In this capacity, he oversees and directs all financial planning, reporting, accounting and audit activities. He also manages the Information Technology and Human Resources departments. From February 1998 to July 2000, Mr. Neil served as Controller of Peerless. Prior to that time, he served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., Perceptronics, Inc. and Clifford Electronics, Inc. Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co. Mr. Neil received a B.S. from California State University, Northridge.

   Denis W. Retoske was named Vice President, General Counsel and Secretary of Peerless in August 2000. In this capacity, Mr. Retoske is responsible for corporate governance matters, the Company's Intellectual Property, outside licensing and contracting activities, advising on all legal matters and overseeing the activities of outside legal counsel. Mr. Retoske joined Peerless in January 1998 as Contracts Counsel and, in 1999, was named Director, In-House Counsel. Prior to joining Peerless, Mr. Retoske managed his own law firm for 16 years, where he represented a number of public and private companies and individuals in the high technology and health care services industries, including Peerless. His career also includes 12 years with Xerox Corporation in a variety of financial positions in RD&E in Rochester, NY and the Electronics Division in El Segundo, CA, 1 year on the Corporate Finance Staff of Chrysler Corporation and 5 years active duty in the United States Marine Corps.

Mr. Retoske holds a B.B.A. from the University of Notre Dame, an M.B.A. from the Wharton School of Finance of the University of Pennsylvania and a J.D. from Western State University College of Law. He is licensed to practice law in the State of California and the District of Columbia. He is admitted to practice before all Federal District Courts in California and Arizona.

   Ronald J. Davis is responsible for Worldwide Sales, Marketing and Field Operations for Peerless Systems Corporation (including Netreon, Inc. and Peerless Systems Imaging Products, Inc.) and the management of the Peerless KK Company in Tokyo, Japan. Mr. Davis represents Peerless as a board member of the Southern California Software Council and as a board member and co-representative director of the Peerless KK Company in Japan. From 1996 to 1999, Mr. Davis has held the positions of Vice President of Marketing, Director of Marketing and Director of Strategic Planning for Peerless. Prior to joining Peerless, Mr. Davis worked at Xerox Corporation for 13 years in various positions including: Product Business Team Manager, Manager of Market and Product Planning, Manager of Product Marketing and Manager of the Program Business Office. In addition, Mr. Davis also has 13 years of related experience with 3M Corporation. Mr. Davis received a B.S. degree in Business from the University of Minnesota and an M.B.A. in Marketing from the College of St. Thomas.

   Carl W. Schlack, as Vice President of Corporate Development, is responsible for the strategic direction of Peerless as well as technology planning and product marketing. Prior to joining Peerless in November 1999, Mr. Schlack held strategic and executive positions with Storage Technology, an enterprise-based storage systems Company and Questra Consulting, a private imaging software and strategic services firm. During his tenure at Questra, Mr. Schlack led product and business development efforts in the areas of digital imaging and Internet communications markets. Mr. Schlack also brings 15 years of experience from Eastman Kodak, where he managed product and business development for the Consumer & Commercial Imaging Divisions. He was also the general manager of the digital color thermal printing business. Prior to his experience at Eastman Kodak, Mr. Schlack spent 13 years with Xerox Corporation, most notably as director of High Copy Volume Advanced Planning. Mr. Schlack holds a B.S. in Electrical Engineering from the University of Rochester, as well as an A.A.S. in Electrical Engineering, a B.S. in Business Administration and an M.B.A. from the Rochester Institute of Technology.

   Eric Random presently manages Peerless' Kent, WA facility, Peerless Systems Imaging Products, Inc. in his capacity as Vice President of Special Projects and Acting General Manager. He is also overseeing a management change at PSIP that will eventually replace him in the role of Acting General Manager. Prior to his appointment in August 2000 as Vice President of Special Projects, Mr. Random was a Senior Architect and member of the Peerless Core Technology team, responsible for formulating new technology direction. Prior to that, he spearheaded the development of the PeerlessPage color imaging architecture. He has a broad background in software development, including operating systems, 4GL languages and user interface. Mr. Random has been with Peerless since 1992 and holds a B.A. from Yale University.

   Alan D. Curtis, as Chief Technology Officer ("CTO") and Vice President of Technology & Architecture, is responsible for new product and technology definitions, architectures, designs, and planning for the Peerless Imaging product lines. Prior to his appointment as CTO in February 2000, Mr. Curtis served as Vice President of Product Development. During his eight year tenure with Peerless, Mr. Curtis was successful in leading product definition and development efforts, spearheading software engineering processes and procedures, directing global products for OEMs and building technical partnerships. Mr. Curtis also played a major role in Peerless' acquisitions of HDE, Inc. and Auco, Inc. Prior to Peerless, Mr. Curtis worked for Andersen Consulting, Xerox Corporation, and two software start-up companies. Mr. Curtis holds a B.A. from UCLA and an M.S. in Computer Science from the University of Wisconsin at Madison.

Director Compensation

   Directors currently do not receive any cash compensation from the Company for their services as members of the Board of Directors, although they are reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. The Board of Directors adopted resolutions providing for the automatic grant, under the Incentive Plan of: (i) an option to purchase 26,666 shares of Common Stock to each non-employee director in connection with his initial election to the Board of Directors; and (ii) an option to purchase 3,333 shares of Common Stock on the date of each annual stockholder meeting, beginning in 1997, to each non-employee director who has served continuously as a non-employee director for at least six months immediately prior to such annual meeting. The options vest at a rate of 25% on the first anniversary of the date of grant and 1/48th of the shares subject to the option each month thereafter for the following three years. On June 20, 2000, pursuant to the non-discretionary grant under the Incentive Plan, options to purchase an aggregate of 6,666 shares of Common Stock were granted to each of Mr. Barrett and Mr. North at an exercise price of $2.313 per share.

Compensation Committee Interlocks And Insider Participation

   The Compensation Committee currently consists of Messrs. Barrett and North. No member of the Compensation Committee has served as one of the Company's officers or employees at any time. None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

Summary Compensation Table

   The following table sets forth for the fiscal years ended January 31, 2001, January 31, 2000 and January 31, 1999, the compensation earned by the Company's current Chief Executive Officer, former Chief Executive Officer and other four most highly compensated executive officers of the Company and its subsidiaries for the fiscal year ended January 31, 2001 (the "Named Executive Officers"):

                          Summary Compensation Table

                                                                       Long-Term
                                                                      Compensation
                                        Annual Compensation(/1/)        Awards /
                                     ------------------------------    Securities
                              Fiscal                   Other Annual    Underlying   All Other
Name and Principal Position    Year   Salary   Bonus   Compensation     Options    Compensation
---------------------------   ------ -------- -------- ------------   ------------ ------------
Howard J. Nellor.............  2001  $186,462 $123,760    $  --         204,000      $   --
  Chief Executive Officer,     2000       --       --        --             --           --
  President and Director       1999       --       --        --             --           --

Adam W. Au...................  2001   175,000   96,700       --          28,475          --
  Vice President and General   2000   131,673      --        --         100,000          --
  Manager of Netreon, Inc.     1999    62,300      --        --             --           --
  and Director

William R. Neil..............  2001   150,146   71,825       --         101,875          --
  Vice President, Finance      2000   106,706   20,000       --           6,625          --
  and Chief Financial Officer  1999    91,404   10,000       --          13,000          --

Ronald J. Davis..............  2001   164,356   44,355    15,000(/3/)       --           --
  Vice President, Sales        2000   141,304      --        --          47,164          --
                               1999   114,227   12,500       --           7,000          --

Carl W. Schlack..............  2001   160,538   26,335    45,455(/4/)     9,412          --
  Vice President, Corporate    2000    22,308    4,167     5,329(/4/)    25,000          --
  Development                  1999       --       --        --             --           --

Edward A. Gavaldon...........  2001   122,831      --        --          33,500      190,385(/2/)
  Former President, Chief      2000   277,404      --        --         120,000          --
  Executive Officer and        1999   199,039   50,000       --         150,000          --
  Chairman of the Board

--------
(/1/)In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all of the salaried employees and perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus described in this Table.

(/2/)Mr. Gavaldon is no longer an executive officer of the Company as of April
     13, 2000 and in connection with the termination of his employment, the Company paid him this amount as severance pay.

(/3/)Represents commission pay.

(/4/)Represents relocation housing allowances for Mr. Schlack.

                       STOCK OPTION GRANTS AND EXERCISES

   Option/SAR Grants in Fiscal Year 2001. The following table summarizes the stock options granted under the Incentive Plan to the Named Executive Officers during the last fiscal year. No SARs were granted during the last fiscal year.

                     Stock Option Grants Fiscal Year 2001

                                            Individual Grants
                         -------------------------------------------------------
                                                                                 Potential Realizable Value at
                          Number of    Percentage of                             Assumed Annual Rates of Stock
                          Securities   Total Options                             Price Appreciation for Option
                          Underlying     Granted to                                        Term(/4/)
                           Options      Employees in   Exercise Price Expiration -----------------------------
Name                     Granted(/1/) Fiscal 2001(/2/)  (per share)   Date(/3/)       5%             10%
----                     ------------ ---------------- -------------- ---------- -----------------------------
Howard J. Nellor........   204,000         17.38%          $3.59      4/13/2010  $     461,090 $     1,168,494
Adam W. Au..............    28,475          2.43            4.88      3/07/2010         87,300         221,236
William R. Neil.........   100,000          8.52            1.63      8/04/2010        102,195         258,983
                             1,875          0.16            1.34      8/22/2010          1,585           4,016
Ronald J. Davis.........       --            --              --             N/A              0               0
Carl W. Schlack.........     9,412          0.80            2.66      5/22/2010         15,721          39,841
Edward A. Gavaldon......    33,500          2.85            4.88      4/13/2001          8,166          16,331

--------
(/1/)Represents options granted under the Incentive Plan.

(/2/)Based on an aggregate of 1,174,094 shares of Common Stock which are subject to options granted to employees during fiscal year 2001.

(/3/)The term of each option grant is generally ten years from the date of grant. The options may terminate before their expiration dates if the option holder's status as an employee is terminated or upon the option holder's death or disability.

(/4/)The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent either historical appreciation or the Company's estimate or projection of the Company's future Common Stock prices.

   The following table shows for the fiscal year ended January 31, 2001 certain information regarding options exercised by and held at year-end by the Named Executive Officers:

Aggregated Option Exercises Fiscal Year 2001 and Fiscal Year-End Option Values

                                                 Number of Securities            Value of Unexercised
                          Number of             Underlying Unexercised          In-the-Money Options at
                           Shares             Options at January 31, 2001          January 31, 2001
                         Acquired on  Value   ------------------------------   -------------------------
Name                      Exercise   Realized Exercisable     Unexercisable    Exercisable Unexercisable
----                     ----------- -------- -------------   --------------   ----------- -------------
Howard J. Nellor........      --        --                --           204,000    $ --         $ --
Adam W. Au..............      --        --             43,559           91,080      --           --
William R. Neil.........      --        --              7,406          113,344      --           --
Ronald J. Davis.........      --        --             29,793           45,207      --           --
Carl W. Schlack.........      --        --              6,250           28,162      --           --
Edward A.
 Gavaldon(/1/)..........      --        --            235,564           11,947      --           --

--------
(/1/)Mr. Gavaldon's unvested options were canceled on April 13, 2001.

Employment and Severance Agreements

   Mr. Nellor has an arrangement with the Company that provides for accelerated vesting of options in the event of change in control of the Company.

   Additionally, the Board of Directors has approved a plan whereby each of Messrs. Neil and Schlack will receive three months of severance pay in the event of his termination without cause and accelerated vesting of options in the event of change in control of the Company.

   In June 1999, the Company entered into an employment agreement with Adam W. Au, Vice President and General Manager of Netreon, Inc., a wholly owned subsidiary of the Company. The agreement provided Mr. Au with an annual salary of $175,000 with a potential bonus of $100,000 and participation in the Company's option plans. If Mr. Au is terminated for reasons other than for Cause (as defined below), death or disability or Mr. Au terminates his employment for Good Reason (as defined below), he is entitled to all compensation due under the terms of the employment agreement as if Mr. Au had remained in the employment of the Company. As defined in the employment agreement, Cause is the occurrence of one of the following events: (i) conviction of or guilty plea to a felony charge; (ii) action towards the Company involving personal dishonesty, theft or fraud; or (iii) willful failure to abide by the directions of the Board of Directors. As defined in the employment agreement, Mr. Au has Good Reason to terminate his employment for (i) the Company's failure to elect, re-elect or maintain Mr. Au in his position with the Company; (ii) a significant adverse change in the nature or scope of the duties as described in his agreement; (iii) a reduction in Mr. Au's base salary; (iv) the Company requires Mr. Au to relocate his principal location of work outside of Redwood City, California, or (v) material breach of the employment agreement by the Company.

   The Company entered into an employment agreement in January 1995 with Edward A. Gavaldon. The agreement provided that Mr. Gavaldon would serve as Chief Executive Officer and President and provided for payment of a base salary of $175,000 with a bonus of up to $75,000 annually, and participation in the benefit plans. Effective as of February 1, 1998, the Board of Directors increased Mr. Gavaldon's annual base salary to $200,000 and his potential annual bonus to $100,000. Effective as of February 1, 1999, the Board of Directors increased Mr. Gavaldon's annual base salary to $275,000 and his potential annual bonus to $200,000. The agreement also provided that all of Mr. Gavaldon's outstanding options be accelerated in the event of the acquisition or change in control of the Company or a sale of all or substantially all of the Company's assets. The employment agreement also provided that in the event that the Company terminated Mr. Gavaldon without cause, the Company would be required to pay Mr. Gavaldon certain benefits, including salary and continued vesting of unvested options.

   On April 13, 2000, Mr. Gavaldon resigned his employment with the Company. Pursuant to his employment agreement and the terms of a severance agreement which became effective as of April 25, 2000, the Company agreed to continue to pay Mr. Gavaldon his base salary for a period of thirteen months and to provide benefits (including continued vesting of unvested options) for one year following the effective date of the agreement.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Company has entered into indemnification agreements with Messrs. Barrett and North which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements that he may be required to pay in actions or proceedings in which he is or may be made a party by reason of his position as the Company's director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and the Bylaws.

   On April 11, 2001, the Company entered into a settlement agreement with Gordon L. Hanson, relating to a suit filed by Peerless against Mr. Hanson on July 12, 2000 in the United States District Court for the Central District of California. Pursuant to the settlement agreement but subject to certain limitations, the Company agreed that it will, at Mr. Hanson's option, during the six month period beginning April 11, 2001 purchase at a price of $0.75 per share, the shares of the Company received by Mr. Hanson pursuant to the merger agreement dated December 7, 1999 under which the Company acquired HDE, Inc. The Company also agreed to and did file a registration statement for the sale of Mr. Hanson's shares under the Securities Act of 1933 within three weeks of the date of the settlement agreement.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

   The Company's executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

   Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to each of the Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee believes that, with respect to the application of Section 162(m) of the Code, at the present time it is highly unlikely that the cash compensation paid to any Named Executive Officer in a taxable year will exceed $1 million. However, options granted with exercise prices at least 100% of fair market value are intended to qualify under the Incentive Plan as "performance-based compensation."

   The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within the Company.

   The Company's executive compensation package consists of three components: base salary and related benefits; annual cash bonus incentives; and equity-based compensation incentives. The Committee reviews each of these components and develops an incentive compensation package for each of the Company's executive officers based, in part, upon the review of competitive compensation information, the recommendations of senior management and other information available to the Committee.

Base Salary And Benefits

   The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his or her responsibilities and performance. The Committee compares the Company's compensation levels with published surveys of executive compensation at comparable companies as well as with recent proxy data for publicly-traded companies also involved in the information technology industry. In order to maximize the incentive elements of the executive officers' total compensation packages, the Committee sets the base salary and benefits component of these packages within the competitive range of the salary and benefits levels of the executive officers of the comparative companies.

Annual Incentive Bonus

   The second component of the Company's executive compensation package is an annual incentive bonus. In the beginning of fiscal year 2001, the Committee established bonus compensation formulae for certain of its officers based on individual criteria. The arrangement provided each executive officer with the opportunity to earn a cash bonus according to the extent to which he or she met Company specific goals and objectives. The Committee established the formulae and criteria for fiscal year 2001, and the Committee determined whether these criteria were met by the officers.

1996 Equity Incentive Plan

   The third component of the Company's executive compensation package is stock options, which the Company believes are becoming increasingly important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined by the Committee at the time of grant.

   The Company's Plan have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Periodic grants of stock options are generally made annually to eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options granted under the Plan generally have a non-statutory four year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. These options provide for deferred vesting generally over a four-year period, with the acceleration of a portion of the option in the event the executive meets designated performance objectives in a given year. The Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options. In addition, in certain cases, the Committee has provided for accelerated vesting of options in connection with the retention of key personnel or in accordance with agreements.

CEO Compensation

   In fiscal year 2001, Mr. Nellor's base salary was $186,462. Mr. Nellor also received bonuses totalling $123,760. Mr. Nellor was granted such bonuses after taking into consideration the Company's financial performance since Mr. Nellor became the Chief Executive Officer and President, and in light of his individual performance and significant contributions to the Company.

   The base salary, annual incentive bonus and stock options for Mr. Gavaldon, the former Chief Executive Officer, were determined in accordance with the terms of an employment agreement entered into in July 1996, between Mr. Gavaldon and the Company. Mr. Gavaldon's employment agreement was the result of negotiations to induce Mr. Gavaldon to join the Company as its President and Chief Executive Officer.

Other Executive Officer Compensation

   At the beginning of fiscal year 2002, the Committee reviewed and/or established the base salaries of each executive officer based on data regarding executive compensation of the Company's competitors, including published survey information, each executive officer's base salary for the prior fiscal year, past performance, the scope of such officer's responsibility and other information available to the Committee. In addition, early in fiscal year 2002, the Committee directed bonus compensation formulae for all officers based on individual criteria. The Committee further reviewed the performance for fiscal year 2001 of each executive relative to the Company performance and determined that bonuses would be awarded for the fiscal year 2001. The Committee also awarded options to certain executive officers for fiscal year 2001 based upon the attainment of individual performance goals.

                                          The Compensation Committee

                                          Robert G. Barrett
                                          Robert L. North

                                          May 23, 2001

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors and the Committee's written charter has been approved by the Board of Directors (hereto attached as Appendix A). In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Annual Report on Form 10-K for fiscal year ended January 31, 2001 with management, who has the primary responsibility for the financial statements and the reporting process. As part of its review, the Committee discussed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Committee also reviewed the audited financial statements in the Company's Annual Report on Form 10-K for fiscal year ended January 31, 2001 with Ernst & Young LLP, the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted accounting principles and SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee has discussed with the independent auditors, the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

   The Committee discussed with Ernst & Young LLP the overall scope and plans for their audits. The Committee meets with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of its financial reporting. The Committee held two such meetings with Ernst & Young LLP during the fiscal year ended January 31, 2001.

   In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year ending January 31, 2002.

                                          The Audit Committee

                                          Robert G. Barrett
                                          Robert L. North

                                          May 23, 2001

                       PERFORMANCE MEASUREMENT COMPARISON

   The following chart shows a comparison of cumulative returns for the Company, the Nasdaq Stock Market (United States Companies) and the H&Q Technology Stocks at scaled prices beginning after the close of trading on September 24, 1996, when the Company's Common Stock was priced at $11.00 per share for sale in the Company's initial public offering.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                              [PERFORMANCE GRAPH]

                    24-Sep-96 31-Jan-97 31-Jan-98 31-Jan-99 31-Jan-00 31-Jan-01
                    --------- --------- --------- --------- --------- ---------
PEERLESS
  Scaled Price.....  $100.00   $181.82   $ 98.85   $ 79.55   $ 44.32   $  7.95
NASDAQ
  Scaled Price.....  $100.00   $113.62   $133.92   $208.04   $328.07   $231.29
H&Q TECHNOLOGY
  Scaled Price.....  $100.00   $118.36   $133.38   $221.64   $416.59   $321.88

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

   Proposals by stockholders to be presented at the Company's 2002 annual meeting must be received by the Company no later than 120 days prior to May 23, 2002, in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. Furthermore, proposals by stockholders submitted outside the process of Rule 14a-8 under the Exchange Act may be considered untimely and ineligible to properly come before the Company's 2002 annual meeting if such proposal is not submitted at least 45 days prior to May 23, 2002.

   Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at the Annual Meeting.

                             AVAILABLE INFORMATION

   We are required to file annual, quarterly and special reports and other information with the SEC. You can read the Company's filings with the SEC over the Internet at the SEC's website at www.sec.gov. You may read and copy any document filed with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, the New York Regional Office located at 7 World Trade Center, 13th Floor, New York, NY 10048, and the Chicago Regional Office located at Northwestern Atrium Center, 500 West Madison Street, Chicago, IL 60661. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference facilities. The Company's SEC filings are also available at the office of the Nasdaq National Market. For further information on obtaining copies of the Company's public filings at the Nasdaq National Market you should call (212) 656-5060. A copy of the Company's Annual Report on Form 10-K filed with the SEC for the fiscal year ended January 31, 2001 is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 2381 Rosecrans Avenue, El Segundo, California 90245.

                                          By Order of the Board of Directors

                                          /s/ Denis W. Retoske
                                          Denis W. Retoske
                                          Vice President, General Counsel and
                                           Secretary

May 23, 2001

                                 APPENDIX "A"

                         PEERLESS SYSTEMS CORPORATION

                            AUDIT COMMITTEE CHARTER

                                    PREFACE

   WHEREAS: This charter governs the operations of the Audit Committee (the "Committee") for Peerless Systems Corporation, a Delaware corporation (the "Company") as of June 15, 2000 (the "Effective Date").

  . The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

  . The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company.

  . Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company.

  . All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

                              STATEMENT OF POLICY

   The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between and among the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                        RESPONSIBILITIES AND PROCESSES

   The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

  . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

  . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

  . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                  APPENDIX "B"

                          PEERLESS SYSTEMS CORPORATION

                       AMENDED AND RESTATED (AS PROPOSED)

                           1996 EQUITY INCENTIVE PLAN


  INTRODUCTION.

  In May 1996, the Board of Directors adopted the Peerless Systems Corporation 1996 Stock Option Plan. In July 1996, the Board of Directors amended and restated the 1996 Stock Option Plan to read as set forth herein.

1.   PURPOSES.

  (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company and its Affiliates may be given an opportunity to benefit from increases in value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options,
(ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to purchase restricted stock.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

  (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

  (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

  (b)  "BOARD" means the Board of Directors of the Company.

  (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

  (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

  (e)  "COMPANY" means Peerless Systems Corporation, a Delaware corporation.

  (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

  (h)  "DIRECTOR" means a member of the Board.

  (i) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (j)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

  (k) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

    (1) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

    (2) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

  (l) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (m) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

  (n) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

  (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (p)  "OPTION" means a stock option granted pursuant to the Plan.

  (q) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (r) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

  (s) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

  (t)  "PLAN" means this Peerless Systems Corporation 1996 Equity Incentive
Plan.

  (u) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

  (v) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

  (w) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.   ADMINISTRATION.

  (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

  (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award and the number of shares with respect to which a Stock Award shall be granted to each such person.

    (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

    (3) To amend the Plan or a Stock Award as provided in Section 13.

    (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

  (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more persons. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

4.   SHARES SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million nine hundred sixty-six thousand six hundred sixty-six (3,966,666) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

  (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

  (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

  (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

  (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted options covering more than 253,333 shares in any calendar year. This subsection 5(c) shall not apply prior to the date of the first registration of an equity security of the Company under Section 12 of the Exchange Act and, following such registration, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under Section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.   OPTION PROVISIONS.

  Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

  (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

  (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted, and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

  (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

  (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under
Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

  (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

  (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

  Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 11(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

  Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

  (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

  (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16b-3, so long as stock awarded under such agreement remains subject to the terms of the agreement.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

  (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

  (e)  TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR

CONSULTANT.   In the event a Participant's Continuous Status as an Employee,
Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.   CANCELLATION AND RE-GRANT OF OPTIONS.

  (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than: eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option1 or, for an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

  (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this
Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.   COVENANTS OF THE COMPANY.

  (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended (the "Securities Act") either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

  Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  MISCELLANEOUS.

  (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

  (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate, or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-Laws.

  (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

  (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

  (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation and its Affiliates refuse to assume or continue such Stock Awards, or to substitute similar options for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised prior to such event.

13.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company where stockholder is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

  (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

15.  EFFECTIVE DATE OF PLAN.

  This amendment and restatement of the Plan shall become effective on the effective date of the registration statement with respect to the Company's initial public offering of shares of Common Stock, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

                         PEERLESS SYSTEMS CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                                 June 20, 2001
                             2381 Rosecrans Avenue
                             El Segundo, CA 90245









                              Please detach here


Peerless Systems Corporation                                               Proxy
--------------------------------------------------------------------------------

     The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on June 20, 2001 and appoints Howard J. Nellor and Denis W. Retoske, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, $.001 par value per share, of Peerless Systems Corporation, owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on June 20, 2001 at 2:00 PM (Pacific Daylight Time) at 2381 Rosecrans Avenue, El Segundo, California 90245, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted "FOR" Proposals 1, 2, 3 and 4.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

There are three ways to vote your Proxy:

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
 .    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 9:00 AM (Pacific Daylight Time) on June 19, 2001.
 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above.
 .    Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/prls/ -- QUICK *** EASY *** IMMEDIATE
 .    Use the internet to vote your proxy 24 hours a day, 7 days a week, until
     10:00 AM (Pacific Daylight Time) on June 19, 2001
 .    You will be prompted to enter your 3-digit Company Number and your 7-digit
     Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your Proxy Card and return it in the postage-paid envelope we've provided or return it to PEERLESS SYSTEMS CORPORATION c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE.

     If you vote by Phone or Internet, please do not mail your Proxy Card.

                              Please detach here

                  Proposals
                  ---------
1. Election of Directors of Peerless Systems Corporation.                               [ ]  FOR ALL           [ ]  WITHHOLD
                                                                                             NOMINEES               ALL NOMINEES
 Nominees:   01 Adam W. Au            03 Louis C. Cole        05 Robert L. North             (except as marked)
             02 Robert G. Barrett     04 Howard J. Nellor

Instruction: To withhold authority to vote for any individual nominee, place an X       --------------------------------------------
in the box marked "FOR ALL NOMINEES" and write the number(s) of the nominee(s) in the
box provided to the right.                                                              --------------------------------------------

2. Ratification of Selection of Ernst & Young LLP as Independent Auditors.              [ ] For       [ ] Against       [ ] Abstain

3. Ratification of Amendment to 1996 Equity Incentive Plan to increase the Number
of Authorized Shares by 250,000 Shares of Common Stock.                                 [ ] For       [ ] Against       [ ] Abstain

4. Approval of Amendment to 1996 Equity Incentive Plan to increase the Number of
Authorized Shares by 500,000 Shares of Common Stock.                                    [ ] For       [ ] Against       [ ] Abstain

This proxy authorizes each of Howard J. Nellor and Denis W. Retoske to vote at his discretion on any other matter that may properly come before this Annual Meeting or any adjournment thereof.

Address Change? Mark Box  [ ]                                                              Date_________________________________
Indicate changes below:

                                                                                        --------------------------------------------

                                                                                        --------------------------------------------
                                                                                        Signature(s) In Box

                                                                                        THIS PROXY IS BEING SOLICITED ON BEHALF OF
                                                                                        THE BOARD OF DIRECTORS OF PEERLESS SYSTEMS
                                                                                        CORPORATION